Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

LivePerson, Inc.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8), of our reports dated March 16, 2007, relating to the consolidated financial statements and the effectiveness of LivePerson, Inc.’s & subsidiaries internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

New York, New York

November 21, 2007